Exhibit 23



                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the incorporation by reference in Registration Statements No. 33-21095, 33-40263, 33-53952, 33-5214, 2-97766, 33-5218, 33-42696 and 333-70285
of The Coastal Corporation on Forms S-8 and Registration Statements No. 33-48435, 333-10995, 333-44527, 333-50075 and 333-58981 of The Coastal
Corporation on Forms S-3 of our report dated February 4, 1999, appearing in this Annual Report on Form 10-K of The Coastal Corporation for the year ended December 31, 1998.






DELOITTE & TOUCHE LLP



Houston, Texas
March 24, 1999